UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 17, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 17, 2006, regarding its financial results for the periods ended December 31, 2005, including consolidated financial statements for the periods ended December 31, 2005, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed under this Item 2.02 except for the following information that is furnished but not filed:

The following statements from Page 1:

“up 3 percent without the impact of the divested PC business and adjusting for currency.”

“Without the one-time charge, income from continuing operations of $3.4 billion in the fourth quarter of 2005 increased $541 million, or 19 percent versus the comparable period last year.”

“Excluding the PC revenue, revenues decreased 1 percent (up 3 percent, adjusting for currency) compared with the fourth quarter of 2004.”

“(up 3 percent, adjusting for currency and the divested PC business).”

“(up 3 percent, adjusting for currency and PCs)”

“(up 2 percent, adjusting for currency and PCs).”

“ (down 3 percent, adjusting for currency and PCs)”

The following statements from Page 2:

“Hardware revenues without the PC business increased 6 percent (9 percent, adjusting for currency).”

“Excluding the PC business, the fourth-quarter 2004 gross profit margin was 41.9 percent.”

“and decreased 11 percent without the current-period pension charge.”

“Excluding the current-year pension charge, SG&A expense decreased 8 percent principally as a result of the sale of the PC business.”

The following statements from Page 3:

“Excluding the one-time item, the fourth-quarter 2005 tax rate was 30.0 percent compared with 29.8 percent in the year ago quarter.”

2

“Without the revenues from the divested PC business, revenues totaled $88.3 billion, up 3 percent (3 percent, adjusting for currency) compared with the 2004 period.”

“(up 3 percent, adjusting for currency and the divested PC business).”

“(up 4 percent, adjusting for currency and PCs)”

“(up 4 percent, adjusting for currency and PCs).”

“(1 percent, adjusting for currency and PCs)”

The following statement from Page 4:

“(up 5 percent, adjusting for currency and PCs)”

In the Chart on page 9 titled “Financial Summary—Supplemental Data” all of the data in the final 2 columns under “Excl. Charge” for the rows identified as “Total expense and other income”, “Expense to revenue”, “Income from continuing operations before income taxes”, “Pretax margin”, “Provision for income taxes”, “Effective tax rate”, “Income from continuing operations”, and “Net margin”.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 17, 2006

By:

/s/	Timothy S. Shaughnessy
Timothy S. Shaughnessy
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2005 FOURTH-QUARTER RESULTS

•                  Total diluted earnings per common share of $2.01, including $.10 per diluted share for a one-time pretax charge for pension changes; without the charge, IBM diluted earnings per share were $2.11, up 26 percent from fourth-quarter 2004.

•                  Total revenue of $24.4 billion, down 12 percent versus the fourth quarter of 2004, up 3 percent without the impact of the divested PC business and adjusting for currency.

ARMONK, N.Y., January 17, 2006 . . . IBM today announced fourth-quarter 2005 diluted earnings per common share of $2.01 from continuing operations, including 10 cents per share for a one-time pretax curtailment charge of $267 million relating to changes to the U.S. defined benefit pension plans, effective January 1, 2008.  Diluted earnings per share for the fourth-quarter 2005 were $2.11, excluding this one-time charge.  Fourth-quarter income from continuing operations was $3.2 billion, including the one-time charge for pension changes. This compares with $2.8 billion in the fourth quarter of 2004.  Without the one-time charge, income from continuing operations of $3.4 billion in the fourth quarter of 2005 increased $541 million, or 19 percent versus the comparable period last year.

Total revenues for the fourth quarter of 2005 of $24.4 billion decreased 12 percent (8 percent, adjusting for currency) from the fourth quarter of 2004, which includes revenue from the divested PC business.  Excluding the PC revenue, revenues decreased 1 percent (up 3 percent, adjusting for currency) compared with the fourth quarter of 2004.

Samuel J. Palmisano, IBM chairman and chief executive officer, said: “IBM finished the year with another strong quarter.  We had solid performance in systems, middleware and business transformation services, which grew over 25 percent for the year.  Our cash position remains very strong, and we saw impressive growth in important parts of our business.  We continued to make gains in emerging markets and in important sectors such as healthcare and transportation, and our microprocessors are powering the fast-growing home entertainment market.

“Gross profit margin improvement in the quarter of more than 5 points demonstrates the benefit of our strategic focus on more profitable, high-value segments of the IT industry, as well as our continued emphasis on productivity and global integration. IBM’s business model is much more balanced and profitable than it was just a few years ago.

“IBM is ready for 2006, as we continue to deliver on our agenda of driving innovation and transformation for our clients and their businesses.”

Fourth-quarter revenue was a decrease of 12 percent (up 3 percent, adjusting for currency and the divested PC business).  From a geographic perspective, the Americas fourth-quarter revenues were $10.5 billion, down 6 percent as reported (up 3 percent, adjusting for currency and PCs) from the 2004 period.  Revenues from Europe/Middle East/Africa were $8.3 billion, down 16 percent (up 2 percent, adjusting for currency and PCs).  Asia-Pacific revenues decreased 22 percent (down 3 percent, adjusting for currency and PCs) to $4.5 billion.  OEM revenues were $1.1 billion, up 35 percent compared with the 2004 fourth quarter.

Revenues from Global Services, including maintenance, decreased 5 percent (1 percent, adjusting for currency) to $12.0 billion in the fourth quarter.  IBM signed services contracts totaling $11.5 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $111 billion.

Hardware revenues decreased 27 percent (25 percent, adjusting for currency) to $6.9 billion in the fourth-quarter 2005 compared to $9.5 billion in the year-ago period, which includes revenue from the divested PC business.  Hardware revenues without the PC business increased 6 percent (9 percent, adjusting for currency).

Hardware revenues for the Systems and Technology Group totaled $6.8 billion for the quarter, up 6 percent.  Revenues from the zSeries mainframe product increased 5 percent compared with the year-ago period.  Total delivery of zSeries computing power, which is measured in MIPS (millions of instructions per second), increased 28 percent. Revenues from the pSeries UNIX servers increased 4 percent; however, revenues from the iSeries midrange servers decreased 18 percent and xSeries servers were flat.  In addition to the eServers, revenues from Storage Systems increased 24 percent and Microelectronics increased 48 percent.

Revenues from Software were $4.6 billion, flat (up 3 percent, adjusting for currency) compared with the fourth quarter of 2004. Revenues from IBM’s middleware brands, which include WebSphere, DB2, Tivoli, Lotus and Rational products, were $3.7 billion, up 1 percent versus the fourth quarter of 2004.  Operating systems revenues decreased 6 percent to $656 million compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 4 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 4 percent.  Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks and storage, increased 3 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real- time communication and knowledge management, increased 2 percent. Revenues from Rational software, integrated tools to improve the processes of software development, decreased 2 percent compared with the year-ago quarter.

IBM expects to hold or gain market share for the fourth quarter in each of the five key middleware brands.

Global Financing revenues declined 8 percent (6 percent, adjusting for currency) in the fourth quarter to $605 million.  Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, increased 5 percent (11 percent, adjusting for currency) to $383 million versus the prior-year fourth quarter.

The company’s total gross profit margin was 44.1 percent in the 2005 fourth quarter compared with 38.8 percent in the 2004 period, which includes the divested PC business.  Excluding the PC business, the fourth-quarter 2004 gross profit margin was 41.9 percent.

Total expense and other income decreased 7 percent to $6.2 billion compared with the prior-year period, and decreased 11 percent without the current-period pension charge.  SG&A expense of $5.3 billion decreased 3 percent year over year.  Excluding the current-year pension charge, SG&A expense decreased 8 percent principally as a result of the sale of the PC business.  RD&E expense was $1.5 billion, a decrease of 4 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $228 million compared with $298 million a year ago.  Other (income) and expense was $334 million of income in the fourth quarter of 2005, versus $4 million of income in the same period last year.  The year-over-year improvement includes $182 million of real estate gains, compared to the previous estimate of $75 million as set forth in the Company’s SEC Form 10-Q for the quarter ended September 30, 2005.  The improvement also includes gains from foreign currency hedging transactions of approximately $150 million.

IBM’s effective tax rate in the fourth-quarter 2005 was 29.5 percent, compared with 29.8 percent in the fourth quarter of 2004. Excluding the one-time item, the fourth-quarter 2005 tax rate was 30.0 percent compared with 29.8 percent in the year-ago quarter.

Share repurchases totaled approximately $1.0 billion in the fourth quarter.  The weighted-average number of diluted common shares outstanding in the fourth-quarter 2005 was 1.60 billion compared with 1.69 billion shares in the same period of 2004.

In the fourth quarter, IBM recorded a $36 million charge, net of tax, to reflect the cumulative effect of a change in accounting principle related to the adoption of FASB Interpretation No. 47 (FIN 47), “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143.”

Full-Year 2005 Results

Income from continuing operations for the year ended December 31, 2005 was $8.0 billion compared with $7.5 billion for the same period of 2004, including the following nonrecurring items in the respective periods:

•                       2005:

•                  pretax curtailment charge of $267 million relating to changes to the U.S. defined benefit pension plans, effective January 1, 2008,

•                  charge of $525 million for taxes in connection with the repatriation of foreign earnings under the American Jobs Creation Act of 2004,

•                  incremental pretax charges of $1.7 billion for restructuring,

•                  gain of $1.1 billion before tax on the sale of the PC business,

•                  other income of $775 million before tax due to a settlement agreement entered into with Microsoft.

•                       2004:

•                  pretax charge of $320 million for the partial settlement of legal claims against IBM’s pension plan.

Diluted earnings per share from continuing operations for 2005 were $4.91 compared with $4.39 per diluted share for the 2004 period. Excluding these nonrecurring items from both periods, diluted earnings per share were $5.32 compared with diluted earnings per share of $4.50 for the 2004 period, an increase of 18 percent.  Revenues from continuing operations for 2005, which includes PC revenues of $2.9 billion for the first four months of 2005 only, totaled $91.1 billion, down 5 percent (6 percent, adjusting for currency) compared with $96.3 billion for 2004.  Without the revenues from the divested PC business, revenues totaled $88.3 billion, up 3 percent (3 percent, adjusting for currency) compared with the 2004 period.

Full-year revenue was a decrease of 5 percent (up 3 percent, adjusting for currency and the divested PC business).  From a geographic perspective, the Americas full-year revenues were $38.8 billion, down 3 percent as reported (up 4 percent, adjusting for currency and PCs) from the 2004 period.  Revenues from Europe/Middle East/Africa were $30.4 billion, a decrease of 5 percent (up 4 percent, adjusting for currency and PCs).  Asia-Pacific revenues were down 12 percent (1 percent, adjusting for currency and PCs) to $18.6 billion. OEM revenues increased 13 percent to $3.3 billion.

Without the PC business, revenues in four of IBM’s five industry sectors grew for the full year, as did sales to Small and Medium Businesses.

Revenues from Global Services in 2005 totaled $47.4 billion, an increase of 2 percent (2 percent, adjusting for currency) compared with 2004.  Hardware revenues were $24.3 billion, a decrease of 22 percent (up 5 percent, adjusting for currency and PCs).  Software revenues totaled $15.8 billion, an increase of 4 percent (4 percent, adjusting for currency).  Global Financing revenues totaled $2.4 billion, a decrease of 8 percent (8 percent, adjusting for currency).  Revenues from the Enterprise Investments/Other area increased 7 percent (7 percent, adjusting for currency) to $1.3 billion.

IBM’s revenues for Business Performance Transformation Services grew 28 percent for the full year.

For total operations, net income for 2005, including a loss from discontinued operations of $24 million and the charge for the cumulative effect of the FIN 47 accounting change of $36 million, was $7.9 billion, or $4.87 per diluted share, compared with 2004 net income of $7.5 billion, or $4.38 per diluted share, which included a loss from discontinued operations of $18 million.

IBM ended 2005 with $13.7 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Share repurchases totaled approximately $7.7 billion in 2005.  The weighted-average number of diluted common shares outstanding in 2005 was 1.63 billion compared with 1.71 billion shares in 2004.  As of December 31, 2005, there were 1.57 billion basic common shares outstanding.

Debt, including Global Financing, totaled $22.6 billion, compared with $22.9 billion at year-end 2004.  From a management segment view, the non-global financing debt-to-capitalization ratio was 6.7 percent at the end of 2005, and Global Financing debt declined $1.8 billion from year-end 2004 to a total of $20.5 billion, resulting in a debt-to- equity ratio of 6.7 to 1.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

•                       IBM results:

•                  without nonrecurring items,

•                  without PC business,

•                  adjusting for currency.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth- quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent Form 8-K.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q05.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			Percent			Percent
	2005	2004*	Change	2005	2004*	Change
REVENUE
Global Services	$11,989	$12,605	-4.9%	$47,357	$46,213	2.5%
Gross margin	27.4%	24.3%		25.9%	24.2%
Hardware	6,888	9,495	-27.4%	24,314	31,154	-22.0%
Gross margin	42.1%	32.9%		35.1%	29.5%
Software	4,562	4,549	0.3%	15,753	15,094	4.4%
Gross margin	89.0%	88.9%		87.5%	87.2%
Global Financing	605	657	-8.0%	2,407	2,608	-7.7%
Gross margin	57.4%	59.7%		54.7%	59.9%
Enterprise Investments/Other	383	365	4.9%	1,303	1,224	6.5%
Gross margin	46.2%	32.8%		46.5%	40.2%
TOTAL REVENUE	24,427	27,671	-11.7%	91,134	96,293	-5.4%
GROSS PROFIT	10,765	10,738	0.3%	36,532	35,569	2.7%
Gross margin	44.1%	38.8%		40.1%	36.9%

EXPENSE AND OTHER INCOME
S, G&A	5,252	5,439	-3.4%	21,314	20,079	6.1%
% of revenue	21.5%	19.7%		23.4%	20.9%
R,D&E	1,459	1,514	-3.6%	5,842	5,874	-0.6%
% of revenue	6.0%	5.5%		6.4%	6.1%
Intellectual property and custom development income	(228)	(298)	-23.7%	(948)	(1,169)	-19.0%
Other (income) and expense	(334)	(4)	nm	(2,122)	(23)	nm
Interest expense	48	39	22.5%	220	139	58.6%
TOTAL EXPENSE AND OTHER INCOME	6,197	6,690	-7.4%	24,306	24,900	-2.4%
% of revenue	25.4%	24.2%		26.7%	25.9%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,568	4,048	12.8%	12,226	10,669	14.6%
Pretax margin	18.7%	14.6%		13.4%	11.1%
Provision for income taxes	1,348	1,206	11.6%	4,232	3,172	33.4%
Effective tax rate	29.5%	29.8%		34.6%	29.7%
INCOME FROM CONTINUING OPERATIONS	3,220	2,842	13.3%	7,994	7,497	6.6%
Net margin	13.2%	10.3%		8.8%	7.8%
DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations	3	(15)		(24)	(18)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE**	(36)	0		(36)	0
NET INCOME	$3,187	$2,827	12.7%	$7,934	$7,479	6.1%
EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:
ASSUMING DILUTION CONTINUING OPERATIONS	$2.01	$1.68	19.6%	$4.91	$4.39	11.8%
DISCONTINUED OPERATIONS	0.00	(0.01)		(0.01)	(0.01)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(0.02)	0.00		(0.02)	0.00
TOTAL	$1.99	$1.67	19.2%	4.87 #	$4.38	11.2%
BASIC CONTINUING OPERATIONS	$2.04	$1.71	19.3%	$4.99	$4.48	11.4%
DISCONTINUED OPERATIONS	0.00	(0.01)		(0.02)	(0.01)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(0.02)	0.00		(0.02)	0.00
TOTAL	$2.02	$1.70	18.8%	4.96 #	$4.47	11.0%
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,604.8	1,692.1		1,627.6	1,707.2
BASIC	1,578.5	1,659.0		1,600.6	1,675.0

*                                         Restated 2004 financial results to include the impact of share-based compensation expense.

**                                  Change in accounting principle related to the adoption of FASB Interpretation No. 47,”Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143.”

#                                         Does not total due to rounding.

nm - not meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Dollars in millions)	At December 31, 2005	At December 31, 2004*	Percent Change
ASSETS
Cash, cash equivalents, and marketable securities	$13,686	$10,570	29.5%
Receivables - net, inventories, prepaid expenses	31,975	36,573	-12.6%
Plant, rental machines, and other property - net	13,756	15,175	-9.4%
Investments and other assets	46,331	48,685	-4.8%
TOTAL ASSETS	$105,748	$111,003	-4.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$7,216	$8,099	-10.9%
Long-term debt	15,425	14,828	4.0%
Total debt	22,641	22,927	-1.2%
Accounts payable, taxes, and accruals	27,936	31,687	-11.8%
Other liabilities	22,073	24,701	-10.6%
TOTAL LIABILITIES	72,650	79,315	-8.4%
STOCKHOLDERS’ EQUITY	33,098	31,688	4.4%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$105,748	$111,003	-4.7%

* Restated 2004 financial position to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH QUARTER 2005
				Pretax Income (Loss) From
	Revenue			Continuing	Pretax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$11,989	$647	$12,636	$1,506	11.9%
% change	-4.9%	-21.0%	-5.9%	18.5%

Systems and Technology Group	6,849	355	7,204	1,229	17.1%
% change	6.3%	20.7%	6.9%	16.1%

Software	4,562	554	5,116	1,934	37.8%
% change	0.3%	7.8%	1.0%	18.9%

Global Financing	603	493	1,096	491	44.8%
% change	-8.1%	19.7%	2.6%	18.9%

Enterprise Investments	366	1	367	(14)	-3.8%
% change	-3.4%	-50.0%	-3.7%	61.1%

Personal Computing Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	24,369	2,050	26,419	5,146	19.5%
% change	-11.7%	-1.4%	-11.0%	17.8%

Eliminations / Other	58	(2,050)	(1,992)	(578)

TOTAL IBM CONSOLIDATED	$24,427	$0	$24,427	$4,568	18.7%
% change	-11.7%		-11.7%	12.8%

nm - not meaningful

	FOURTH QUARTER 2004**
				Pretax Income (Loss) From
	Revenue			Continuing	Pretax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$12,605	$819	$13,424	$1,271	9.5%

Systems and Technology Group*	6,443	294	6,737	1,059	15.7%

Software	4,549	514	5,063	1,626	32.1%

Global Financing	656	412	1,068	413	38.7%

Enterprise Investments	379	2	381	(36)	-9.4%

Personal Computing Division	2,968	38	3,006	36	1.2%

TOTAL REPORTABLE SEGMENTS	27,600	2,079	29,679	4,369	14.7%

Eliminations / Other	71	(2,079)	(2,008)	(321)

TOTAL IBM CONSOLIDATED	$27,671	$0	$27,671	$4,048	14.6%

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE MONTHS 2005
				Pretax Income (Loss) From
	Revenue			Continuing	Pretax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$47,357	$2,891	$50,248	$3,382	6.7%
% change	2.5%	-7.7%	1.8%	-15.8%

Systems and Technology Group	20,981	1,118	22,099	1,966	8.9%
% change	5.0%	2.1%	4.9%	-8.1%

Software	15,753	1,970	17,723	4,882	27.5%
% change	4.4%	9.1%	4.9%	18.0%

Global Financing	2,401	1,506	3,907	1,583	40.5%
% change	-7.9%	17.0%	0.3%	8.6%

Enterprise Investments	1,203	8	1,211	(145)	-12.0%
% change	1.9%	0.0%	1.9%	27.1%

Personal Computing Division	2,876	33	2,909	(165)	nm
% change	nm	nm	nm	nm

TOTAL REPORTABLE SEGMENTS	90,571	7,526	98,097	11,503	11.7%
% change	-5.5%	1.0%	-5.0%	-0.4%

Eliminations / Other	563	(7,526)	(6,963)	723

TOTAL IBM CONSOLIDATED	$91,134	$0	$91,134	$12,226	13.4%
% change	-5.4%		-5.4%	14.6%

nm - not meaningful

	TWELVE MONTHS 2004**
				Pretax
				Income
				(Loss)
				From
		Revenue		Continuing	Pretax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS
Global Services	$46,213	$3,131	$49,344	$4,018	8.1%
Systems and Technology Group*	19,973	1,095	21,068	2,140	10.2%
Software	15,094	1,805	16,899	4,138	24.5%
Global Financing	2,607	1,287	3,894	1,458	37.4%
Enterprise Investments	1,180	8	1,188	(199)	-16.8%
Personal Computing Division	10,737	129	10,866	(10)	-0.1%
TOTAL REPORTABLE SEGMENTS	95,804	7,455	103,259	11,545	11.2%
Eliminations / Other	489	(7,455)	(6,966)	(876)
TOTAL IBM CONSOLIDATED	$96,293	$0	$96,293	$10,669	11.1%

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

FINANCIAL SUMMARY - SUPPLEMENTAL DATA

(Dollars in millions except per share amounts)

Three Months Ended December 31, 2005

	As Reported		Charge*	Excl.	Charge
	4Q’05	Yr/Yr	4Q’05	4Q’05	Yr/Yr
Continuing Operations
Revenue	$24,427	-11.7%		$24,427	-11.7%
Gross profit	10,765	0.3%		10,765	0.3%
Gross profit margin	44.1%			44.1%
Total expense and other income	6,197	-7.4%	$267	5,930	-11.3%
Expense to revenue	25.4%			24.3%
Income from continuing operations before income taxes	4,568	12.8%	(267)	4,835	19.4%
Pretax margin	18.7%			19.8%
Provision for income taxes	1,348		(104)	1,452
Effective tax rate	29.5%			30.0%
Income from continuing operations	$3,220	13.3%	$(163)	$3,383	19.1%
Net margin	13.2%			13.9%
EARNINGS PER SHARE OF COMMON STOCK:
Assuming dilution	$2.01	19.6%	$(0.10)	$2.11	25.6%

* One-time, pretax curtailment charge of $267 million relating to changes to the U.S. defined benefit pension plans, effective January 1, 2008.

Contact: IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com